Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

LeeWay Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, $0.001 par value per share	457	(o)		$	$17,250,000	(1)	0.0000927	$
	Underwriter’s warrant
	Equity	Common Stock underlying underwriters warrant					1,078,125
							18,328,125

(1) Includes underwriter’s over-allotment option